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                                                                    Exhibit 10.5

                              CONNECTED CORPORATION

                       2000 COMBINATION STOCK OPTION PLAN

SECTION 1. PURPOSE

         The purpose of this Connected Corporation 2000 Combination Stock Option Plan (the "Plan") is to attract and retain employees and consultants and to provide an incentive for them to assist Connected Corporation (the "Company") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2.  DEFINITIONS

         As used herein, the following terms have the indicated meanings:

"Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

"Award" means any Option awarded under the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means a committee of not less than two nonemployee directors appointed by the Board to administer the Plan or, alternatively, if the Board so determines, the whole Board.

"Common Stock" or "Stock" means the Common Stock, $.001 par value, of the Company.

"Company" means Connected Corporation, a Delaware corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

"Fair Market Value" means the fair market value of Common Stock as determined in accordance with Section 10 of this Plan.

"Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 5 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

"Nonqualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 5 which is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Nonqualified Stock Option.

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"Parent Corporation" has the meaning specified in Section 424(e) of the Code.

"Participant" means a person selected by the Committee to receive an Award under the Plan.

"Permanent Disability" has the meaning in Section 22(e)(3) of the Code.

"Plan" means this Connected Corporation 2000 Combination Stock Option Plan.

"Subsidiary Corporation" has the meaning specified in Section 424(f) of the Code.

"Ten Percent Stockholder" means an individual who owns (within the meaning of Section 425(d) of the Code) capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary Corporation at the time an Incentive Stock Option is granted under this Plan.

SECTION 3.  ELIGIBILITY

         All employees, including directors who are also employees, and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Consultants are not eligible to receive Incentive Stock Options under the Plan.

SECTION 4.  STOCK SUBJECT TO PLAN

         (a) Subject to adjustment under Section 9, the maximum aggregate number of shares of the Company's Common Stock that may be issued under this Plan shall be 6,000,000 shares., plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (a) 1.5% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (b) 450,000 shares, or (c) an amount determined by the Board. "Issued Shares" shall mean the number of shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on such date.

         (b) The shares to be issued under this Plan may be made available, at the discretion of the Board, from: (i) authorized but unissued shares; (ii) shares previously reserved for issuance upon exercise of Options which have expired or been terminated; or (iii) treasury shares and shares reacquired by the Company for the purpose, including shares purchased in the open market.

         (c) If any Option expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares issued and outstanding than were initially subject to the Option, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available

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for Awards under the Plan, subject, in the case of Incentive Stock Options, to any limitation required under the Code.

         (d) Shares of Common Stock issued or received for issuance through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

SECTION 5.      ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee. Except where the full Board serves as the Committee, the Committee shall serve at the pleasure of the Board, which may from time to time appoint additional members of the Committee, remove members and appoint new members in substitution for those previously appointed, and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The Committee may act by unanimous written consent in lieu of a meeting.

         (b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons eligible under Section 3; (ii) select those persons to whom Awards shall be granted under the Plan; (iii) determine the number of shares covered by and the form of the Awards to be granted; (iv) determine the time or times when Awards shall be granted; (v) establish the terms and conditions upon which Options may be exercised; (vi) alter any restrictions or conditions upon any Awards; and (vii) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

         (c) The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the recipient, his or her present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

         (e) Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law,

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the Company's Certificate of Incorporation and By-Laws, and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 6.  STOCK OPTIONS

         (a) General. Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. Any Option granted under this Plan shall be upon such terms and conditions not inconsistent with this Plan as the Committee may determine. At the time of grant of any Option, the Committee shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. If the Option is not intended to be an Incentive Stock Option but otherwise qualifies to be such, the agreement evidencing such Option will include a specific statement that it is not intended to qualify as an Incentive Stock Option.

         (b) Price. The price at which any shares of Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee but may not be less than the greater of (i) the minimum legal consideration required under the laws of the jurisdiction in which the Company is then organized or
(ii) in the case of Incentive Stock Options, the Fair Market Value of the Stock on the date of grant of the Option (or, in the case of Incentive Stock Options granted to Ten Percent Stockholders, 110% of the Fair Market Value on such date).

         (c) Period of Option. Each Option granted under this Plan shall continue in effect for such period not exceeding ten years as the Committee shall determine; provided, that any Incentive Stock Option must be granted within ten years from the date of establishment of this Plan or the date the Plan is approved by stockholders, whichever is earlier, and must have a term of not more than five years from the date of grant in the case of Incentive Stock Options granted to Ten Percent Stockholders.

         (d) Incentive Stock Options; Transferability Generally.

                  (i) Incentive Stock Options shall be granted only to employees of the Company;

                  (ii) No Incentive Stock Option shall be exercisable beyond three months after the date upon which the Option holder ceases to be an employee of the Company or a Parent Corporation or Subsidiary Corporation, except that the Committee may provide in the Incentive Stock Option that in the event of termination of employment by reason of death or Permanent Disability of the holder, the Option may be exercised by the holder or his estate for a period of up to one year after termination of employment;

                  (iii) No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the




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                  optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

         (iv) The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

SECTION 7.      EXERCISE OF OPTIONS; PAYMENT

                  (e) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine and as shall be prescribed in the written agreement with each holder.

                  (f) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid as the Committee may determine in its sole discretion in any combination of: (i) cash or check payable to the order of the Company;
         (ii) delivery of a promissory note; (iii) delivery of shares of Common Stock (valued at Fair Market Value at the date of purchase of the Common Stock subject to the Option), including by way of so-called "cashless exercise" and the netting of the number of shares of Common Stock subject to the Option having an aggregate Fair Market Value equal to the purchase price of the shares of Stock upon exercise of the Option; or (iv) such other means as the Committee may permit; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by the Option holder or "cashless exercise" may be made only if such payment does not result in a charge to earnings for financial accounting purposes, as determined by the Committee.

                  (g) With the consent of the Committee, payment of the exercise price may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate such arrangements, the Company may enter into agreements for coordinating procedures with one or more securities brokerage firms. The date of delivery of such exercise notices shall be deemed the date of exercise.

                  (h) The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable, including making the Common Stock issued upon exercise subject to restrictions on vesting or transferability, or to risk of forfeiture, upon the happening of such

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events as the Committee may determine, any of which may be accelerated or waived in the Committee's sole discretion.

                  (i) No shares of Common Stock shall be issued upon exercise of any Option under this Plan until full payment in the form approved by the Committee has been made and all other legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee.



SECTION 8.  GENERAL PROVISIONS APPLICABLE TO AWARDS

                  (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws and accounting principles.

                  (b) Date of Award. The date of any Award hereunder shall be the date upon which such Award is voted by the Committee (or approved by the full Board if such approval is legally required), unless the vote expressly provides otherwise.

                  (c) Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may exercise rights under an Award.

                  (d) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

                  (e) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

                  (f) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise, or conversion of an Incentive Stock Option to a Non-Qualified Stock Option; provided, that the Participant's consent to such action shall be required unless the

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Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Loans. The Company may make loans to Participants to permit them to exercise Options. If any such loans are made, the requirements of applicable Federal and State law regarding such loans shall be met.

SECTION 9.  ADJUSTMENTS

         Upon the occurrence of any of the following events, a Participant's rights with respect to Awards granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company.

         (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         (b) Consolidation or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder shall, as to outstanding Awards, make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition and by adjusting on an equitable basis the exercise price of such Awards to reflect such Acquisition.

         (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising rights under an Award shall be entitled to receive what he would have received if he or she had exercised prior to such recapitalization or reorganization.

         (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) of this Section with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

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         (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

         (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

         (h) Adjustments. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) of this Section, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this
Section 9 and subject to Section 5, its determination shall be conclusive.

SECTION 10.  FAIR MARKET VALUE

         (a) If the Common Stock is then traded on any national securities exchange or automated quotation system which has sale price reporting, the Fair Market Value of the Common Stock shall be the closing sales price, if any, on such exchange or system on the date as of which Fair Market Value is being determined or, if none, shall be determined by taking the closing sales price on the nearest date before that date in accordance with applicable regulations under the Code.

         (b) If the Common Stock is then traded on an exchange or system which does not have sale price reporting, the Fair Market Value of the Common Stock shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported for the date as of which Fair Market Value is being determined, or, if none, shall be determined by taking the average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after such date in accordance with applicable regulations under the Code.

         (c) With respect to Common Stock if it is not publicly traded and with respect to any other property, the Fair Market Value of such property shall be determined in good faith by the Committee or in the manner otherwise provided by the Committee from time to time.

SECTION 11.  MISCELLANEOUS

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         (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or affiliation with the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights Other Than Those Expressly Created. No person eligible to receive Awards under this Plan shall have any claim or right to be granted an Award hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Award holder any right to continue to be affiliated with the Company, (ii) giving any Award holder any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor. No Award holder shall have any of the rights of a stockholder with respect to shares of Stock covered by an Award until such time as the Stock has been issued.

         (c) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         (d) Effective Date of Plan. The effective date of this Plan shall be the date of its adoption by the Board. If the Plan is subject to the approval of the stockholders under paragraph (e) below, upon such approval it shall be effective as of the date of its adoption by the Board. The Committee may grant Awards under the Plan prior to any such required stockholder approval, and any such Awards which are of a type that require stockholder approval shall become effective as of the date of grant upon receipt of such approval.

         (e) Stockholder Approval. The adoption of this Plan, or any amendment hereto, shall be subject to approval by stockholders only to the extent required by (i) the Code, (ii) the rules under Section 16 of the Exchange Act, (iii) rules of any stock exchange or over-the-counter stock market, or (iv) as otherwise required by law. Any such approval shall be obtained within the time required by such law or rule. Any stockholder approval of this Plan or any amendment so required shall mean the affirmative vote of at least a majority of the shares of capital stock present and entitled to vote at a duly held meeting of stockholders, unless a greater vote is required by state corporation law or the law or rule requiring stockholder approval, in which case such greater requirement shall apply.

         (f) Amendment of Plan. The Board may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part; provided, however, that the Board may not modify the Plan in a manner requiring the approval of stockholders under paragraph (e) above unless such approval is obtained to the extent required.

         (g) Term of Plan. This Plan shall terminate ten years from the date of adoption by the Board, and no Award shall be granted under this Plan thereafter, but such termination shall not affect the validity of Awards granted prior to the date of termination.


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